[Letterhead and Logo                                               Exhibit 10.29
601 Oregon Street
P.O. Box 2446
Oshkosh.  WI 54903-2446
414/235-7170





Morgan Manufacturing

A Morgan Products Ltd. Company]




August 30, 1995


VIA FAX

Mr. Michael J. Morgan
Roseburg Forest Products
P. 0. Box 1088
Roseburg, OR 97470

Dear Mr. Morgan:

As stated in Paragraph 2 of the Lease Agreement dated March 7, 1986, and amended March 5, 1988, between Morgan Products Ltd. and Roseburg Forest Products Co., Morgan Products Ltd. hereby exercises its option to extend the term of lease.

Per our telephone conversation the renewal option is modified to a term of 3 years, with the second option remaining as is.

If you have any questions, please call.

                              Sincerely,


                              Albert J. Ebert
                              Controller
                              Morgan Manufacturing
AJE:bk


                                    L E A S E
     THIS LEASE, made as of the 7th day of March, 1986, between ROSEBURG FOREST PRODUCTS CO., an Oregon corporation, hereinafter referred to as "Lessor," and MPL ACQUISITION CORPORATION, a Delaware corporation, hereinafter referred to as "Lessee";

                              W I T N E S S E T H:

     That, in consideration of the rents hereinafter specified and the covenants, terms and conditions herein contained, the parties hereto do hereby covenant to and with each other as follows:

          1.   Demised Premises.

          Lessor does hereby lease and demise to Lessee, and Lessee hereby leases from Lessor, on the covenants, terms and conditions hereinafter set forth, the "Factory Building" and three adjacent outbuildings, described as the "Existing Buildings" in Exhibit A hereto, together with all appurtenances to said buildings and the use in common with Lessor, of such land area surrounding such buildings necessary and convenient for Lessee's use of said buildings, all situated on North Davis Street, Weed, in the County of Siskiyou, State of California (herein referred to as the "demised premises") and all located in the southern portion of Lessor's wood products property, located in Sections 1 and 2, Township 41 North, Range 5 West, M.D.M., Siskiyou County, California, being a portion of the lands described in Parcel I in Deed from International Paper Co., a New York Corporation, to Roseburg Lumber Co., an Oregon Corporation, dated February 7, 1983, recorded February 14, 1983 in Book 983, official Records, page 410, Siskiyou County Recorder's Office.

     Said demised premises are leased as is subject to such covenants, conditions, restrictions, easements, reservations and rights of way, if any, as are now of record against said premises, any state of facts an accurate survey might show, zoning rules, restrictions, regulations, resolutions and ordinances, and building restrictions and governmental regulations now in effect or hereafter adopted by any governmental authorities having jurisdiction.

          If during the term of this Lease and any extension thereof any duly constituted authority of the State of California having jurisdiction thereof requires that the demised premises be partitioned or subdivided in accordance with any California subdivision or partition law, Lessor agrees to cooperate with Lessee in the filing of any such application or petition, including the filing in Lessor's name, if required. Obtaining the required subdivision or partition, however, shall be the responsibility of Lessee and all costs and expenses shall be paid by Lessee.

          TO HAVE AND TO HOLD the above-described demised premises, together with the tenements, hereditaments and appurtenances thereunto belonging, at the rental and for the term of this Lease hereinafter described.

           2.   Term.

           (a) The term of this Lease shall commence March 7, 1986, and extend to and including February 29, 1996.

           (b) If this Lease shall then be in full force and effect and the Lessee shall have fully performed all of its terms and conditions by Lessee to be performed and Lessee is not then in default, then Lessor agrees that Lessee shall have and is hereby granted two (2) successive options to extend the term of this Lease for a term of five (5) years on each such option, such extended term to begin respectively upon the expiration of the initial term of this Lease or of this Lease as extended, and all the terms, covenants and provisions of this Lease shall apply to each such extended term, including but not limited to provisions for annual adjustments to rent, with the exception, however, that the Lessee shall not have any further option to again extend the term of this Lease following the exercise, if any, of the two (2) options to extend. If the Lessee shall elect to exercise the aforesaid options, it shall do so by giving to the Lessor notice in writing of its intention to do so not later than one hundred eighty (180) days prior to the expiration of the initial term of this Lease or of this Lease as extended.

           3.   Rent.

           Rent in the amounts hereinafter provided which Lessee agrees to pay shall be due and payable on the first day of each month in advance during the term of this Lease and any extensions thereof. For the period ending February 28, 1991, Lessee agrees to pay to Lessor as rent without offset the sum of Four Thousand Two Hundred Fifty and no/100 Dollars ($4,250.00) per month. Rent for the initial partial month of the lease term shall be prorated on a daily basis. Rent shall be payable on the date hereof and thereafter on the first day of each month in advance by check payable to Lessor and mailed to Lessor at P. 0. Box 1088, Roseburg, Oregon 97470, or by check to any other payee or mailed to any other address which Lessor, or any successor in interest of Lessor, may in writing designate.

          The monthly rental due and payable by Lessee to Lessor, which Lessee agrees to pay to Lessor, commencing March 1, 1991, for each month of each rent year thereafter during the term of this Lease and any extensions thereof (a rent year for the purposes of this Lease is a twelve (12) month period commencing March 1, 1991, and on each succeeding anniversary of such date) shall be determined on or before March 1 of each rent year, commencing March 1, 1991, by multiplying Four Thousand Two Hundred Fifty and no/100 Dollars ($4,250.00) by a fraction, the numerator of which shall be the Consumer Price Index for all Urban Consumers (CPI - U) - San Francisco-Oakland, California States; (1967=100) as published by the Bureau of Labor Statistics, United States Department of Labor, or successor index, for the preceding January, and the denominator of which shall be such Index for January, 1986, provided, however, that under no condition shall the monthly rental for each month be less than Four Thousand Two Hundred Fifty and no/100 Dollars ($4,250.00) per month.

          If said Index shall be discontinued, then another consumer price index generally recognized as a reputable and authoritative index shall be substituted by the mutual agreement of the Lessor and Lessee, and if the parties are unable to reach an agreement within thirty (30) days following the commencement of any such rent year then the determination of another consumer price index generally recognized as a reputable and authoritative index to be used as a substituted index shall be settled by arbitration. Each party shall appoint an arbitrator and shall advise the other party of the choice. On the failure of either party to appoint an arbitrator within fifteen (15) days of notification of the appointment by the other party the person so appointed as arbitrator may appoint an arbitrator to represent the party in default. The two arbitrators appointed in either manner shall appoint a third arbitrator and the three arbitrators shall then proceed to select a substitute index. The arbitration shall be conducted in Oregon, and any award signed by any two of the three arbitrators shall be binding and conclusive on each party. Lessor and Lessee shall each bear the costs and expenses of the arbitrator representing such party, and the costs and expenses of the third arbitrator shall be borne equally by Lessor and Lessee.

           4.   Taxes

           In addition to the Lessee's paying said monthly rent, in lawful money of the United States of America, to the Lessor, as aforesaid, the Lessee will pay to the Lessor, on account of rent for said demised premises, during said term of this Lease and any extensions thereof, all taxes, assessments, charges and impositions, general and special, ordinary and extraordinary, of whatever nature, kind or description, levied and assessed against the demised premises including any and all such taxes, assessments, charges and impositions on the reversionary estate therein of the Lessor. If at any time during the term the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district or any other political entity or public corporation of such state, levies or assesses against Lessor a tax, fee or excise on rents, on the square footage of the premises, on the act of entering into this Lease, or on the occupancy of Lessee, or any other tax, fee or excise, however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, Lessee shall pay before delinquency that tax, fee or excise on rents. Taxes assessed during the term but payable in whole or in installments after the termination of this Lease shall be adjusted and prorated and Lessor shall pay the prorated share thereof for the period subsequent to the term, and Lessee shall pay the prorated share thereof for the term of this Lease.

          Notwithstanding the foregoing, the Lessee shall not be liable for increases in real property taxes that result from changes in ownership of the demised premises. For purposes of this Lease "change in ownership" has the same definition as in California Revenue and Taxation Code sections 60-62, or any amendments or successor statutes to those sections. Lessor shall be obligated to pay any such increase due to change in ownership. Further notwithstanding the foregoing, if any general or special assessment is levied and assessed against the premises, Lessor can elect to either pay the assessment in full or allow the assessment to go to bond. If Lessor pays the assessment in full, Lessee shall pay to Lessor each time a payment of real property taxes is made a sum equal to that which would have been payable (as both principal and interest) had Lessor allowed the assessment to go to bond.

          The parties recognize that the taxes and assessments pertaining to the demised premises are not assessed and levied by the County Assessor separately from Lessor's wood products property of which the demised premises are a part but that the County Assessor can furnish the assessed valuations attributable each tax year to the demised premises, including the land and improvements, and the amount of the taxes and assessments attributable to the demised premises. Lessor will obtain this information each year from the County Assessor and will invoice Lessee for the taxes and assessments attributable to the demised premises at the time Lessor receives its tax statement from the County Tax Collector, and Lessee agrees to pay such invoice within fifteen (15) days. If Lessee does not agree with the amount of the taxes and assessments to be paid by Lessee and the parties are unable to mutually agree upon the amount, the amount shall be determined by arbitration following the same arbitration procedure as set forth in paragraph 3 of this Lease except that the arbitrators named in all instances are to be AIA appraisers qualified to make appraisals in Siskiyou County, California.

          Lessee may contest in good faith all such taxes, assessments, charges and impositions against said demised premises as the Lessee reasonably may deem unlawful, and, for such purpose, the Lessee may, at Lessee's own expense, prose-cute such suits, actions or other proceedings in Lessee's own name or in the name of the Lessor, or both, as the Lessee may deem appropriate, or, in like manner, and on like conditions, the Lessee may defend suits, actions or other proceedings prosecuted for the collection of taxes, assessments, charges and impositions that the Lessee reasonably may deem unlawful, but the Lessee shall save harmless and indemnify the Lessor from and against all losses, costs, expenses and damages, including the Lessor's reasonable attorneys' fees, incurred by the Lessor as a result of such prosecution or defense of such suits, actions or other proceedings.

           5.  Utilities.

           Lessee agrees that it will pay all charges for electricity, gas, telephone, and all other utility services used on the demised premises. Sewer and water services will be supplied to demised premises by the Lessor without additional charge as long as such services can be furnished with existing lines and facilities.

           6.  Use.

           Lessee shall use the premises for manufacturing products from wood and warehousing such manufactured products in accordance with applicable zoning and for no other use without Lessor's prior written consent. Lessee shall maintain the premises in a neat, sightly and orderly manner and shall neither conduct, nor permit to be conducted, on, in or about said demised premises any unlawful, improper or offensive trade, occupation, business or pursuit. Lessee agrees that it will not make any unlawful, improper or offensive use of the demised premises, will not suffer any strip or waste thereof, will not use the demised premises in such a way or for such a purpose that the fire insurance rate on the building of which the demised premises are a part is thereby increased, will not permit any objectionable noise or odor to escape or to be emitted from the demised premises, or do anything or permit anything to be done about the demised premises in any way tending to create a nuisance.

          7.   Compliance with laws.

          Lessee agrees, at Lessee's own cost and expense, to comply with and observe all laws, ordinances, rules and regulations of the United States of America, the State of California, the County of Siskiyou and the City of Weed and all the duly constituted authorities thereof affecting the use and occupancy of said demised premises. Lessee shall not, however, be required to comply with any requirement to bring the building in compliance with any now or hereafter existing building code. In the event it becomes necessary to comply with any requirement to bring the building into compliance with any such building code and the parties are unable to agree upon the manner thereof and who shall bear the cost and expense, and without such compliance Lessee is unable to use the demised premises for the use provided in this Lease, either party may terminate this Lease by giving the other party thirty (30) days' written notice of termination.

          8.   Repairs, Maintenance and Alterations.

          Lessee agrees that Lessor shall be under no obligation to rebuild, replace, maintain or make any repairs to the demised premises or to the buildings or improvements thereon during the lease term except as provided in paragraphs 10 and 13 of this Lease. Lessee shall, at all times during the lease term, and at its own cost and expense, put, keep, replace and maintain in good repair and condition all buildings and improvements erected on the demised premises, or forming a part thereof (including all building equipment which is an integral part of the building structure), both inside and outside, structural and nonstructural, extraordinary and ordinary, except as provided in paragraphs 10 and 13 of this Lease. Lessee shall not make any structural alterations to the premises or any substantial alterations without first obtaining Lessor's written consent, which consent will not be unreasonably withheld.

          9.  Liens.

          Lessee agrees that it will not permit any mechanics', materialmen's or other liens to stand against the demised premises for work or materials furnished Lessee, it being provided, however, that Lessee shall have the right to contest the validity of any such lien or claim, but upon a final determination of the validity thereof, Lessee shall immediately pay any judgment or decree rendered against Lessee, with all proper costs and charges, and shall cause any such lien to be released of record without cost to Lessor.

          10.  Fire Insurance.

              (a) Lessor agrees that, until September 1, 1986, it, at its expense, and thereafter Lessee agrees that it will, during the term hereof or any extensions thereof, at its expense, keep in effect upon the demised premises, fire insurance with extended coverage endorsement, written by a responsible insurance company or insurance companies authorized to do an insurance business in the State of California in the amount of One Million and no/100 Dollars ($1,000,000.00) on the Factory Building. Such policy or policies of insurance shall provide that payment for any losses covered under or by said Policy or policies of insurance shall be made to Lessor. The party required to provide such insurance shall provide a duplicate original of such policy or a certificate verifying such coverage to the other party. Such policy or certificate shall provide that such insurance shall not be terminated except upon thirty (30) days' written notice to the Lessor and Lessee.

              (b) In the event that the demised premises shall be damaged by fire or other casualty to such an extent that the Lessee is unable satisfactorily to conduct its operations therein, the Lessee shall notify the Lessor that Lessee elects to terminate the Lease. Such notice shall be given within sixty (60) days after such damage or destruction shall occur. Such termination shall be effective thirty (30) days after such notice has been given. The insurance proceeds shall be paid to and be the property of the Lessor who shall pay to Lessee such amounts paid by the Lessee for security or protection of the demised premises with the prior approval of Lessor.

              (c) In the event the demised premises shall be damaged by fire or other casualty, but Lessee shall be able satisfactorily to conduct its operations therein, this Lease shall not terminate, and the Lessor shall repair the same, except that Lessor shall not be obliged to expend an amount for repairs or reconstruction greater than the insurance proceeds paid to Lessor and available under the policy called for in subsection 10(a) above. Any proceeds not so expended shall be the property of the Lessor. Lessee, at Lessee's own cost, shall be permitted to make additional repairs not covered by such proceeds.

              (d) If, during the period prior to termination as provided in subsection 10(b) or during the period of reconstruction, Lessee shall be unable to occupy all or any part of the demised premises for the period of time between the date of such fire and other casualty and termination or until such repairs have been substantially completed, there shall be such an abatement of monthly rental under paragraph 3 as the nature of injury or damage and its interference with the occupancy of the Lessee shall warrant. It is further understood and agreed that, if the demised premises be slightly injured and the damage so occasioned shall not cause any material interference with the occupation, use and operation by the Lessee, there shall be no abatement of rental.

              (e) No abatement, diminution or reduction of rent except as above specifically provided, charges or other compensation shall be claimed by or allowed to Lessee, or any persons claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise arising from the making of alterations, changes, additions, improvements or repairs to any building and improvements now on or which may hereafter be erected on the demised premises, by virtue of or arising from and during the restoration of the demised premises after the destruction or damage thereof by fire or other cause.

          11. Waiver of Subrogation.

          The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the premises and to the fixtures, personal property, Lessee's improvements and alterations of either Lessor or Lessee in or on the premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

          Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

          12. Installation of Machinery and Equipment.

          Lessee may place or install on and/or in the demised premises such machinery and equipment as it shall deem desirable for the conduct of business therein. Personal property, machinery and equipment used in the conduct of Lessee's business (as distinguished from fixtures and equipment used in connection with the operation and maintenance of the building and improvements) placed by Lessee on or in said demised premises shall not become a part of the realty, even if bolted or screwed or otherwise fastened to the premises, but shall retain their status as personalty and may be removed by Lessee at any time. The Lessor represents that as of the date of this Lease it does not own any personal property, machinery and equipment used in the conduct of Lessee's business and located upon the demised premises. Any damage caused the demised premises by the removal of such property shall be repaired by Lessee at its expense. Any trade fixtures or personal property belonging to Lessee, if not removed within sixty (60) days after expiration or the sooner termination of this Lease, shall be deemed abandoned and shall become the property of Lessor without any payment or offset therefor.

          13. Condemnation.

          If the whole of the demised premises shall be taken under eminent domain, then this Lease shall terminate on the date on which title shall vest in the condemnor. If a portion of the demised premises shall be taken under eminent domain and if after such taking the portion remaining cannot reasonably be adapted to enable Lessee satisfactorily to conduct its operations therein, then Lessor and Lessee shall each have the option, exercisable at any time prior to the date on which title vests in the condemnor, and on not less than ten (10) days' written notice to the other, to terminate this Lease on the date on which title shall vest in the condemnor. Lessor promises and agrees, however, to give Lessee at least thirty (30) days' written notice of the date upon which title shall vest in condemnor. If neither Lessor nor Lessee shall exercise the option to terminate herein granted, or if the taking is not of sufficient extent to cause the option to arise, then this Lease shall continue in full force and effect for the remainder of the term, with the Lessor making the necessary repairs and replacement caused by the taking, and the monthly rental shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such annual fixed rental as the value of the part of the premises remaining after the taking bears to the value of the entire premises at the time of condemnation. In no event shall Lessee be entitled to payment from Lessor of any consideration or either the termination or partial loss of occupancy, nor shall Lessee be entitled to any part of an award, if any, which may be made in the exercise of eminent domain, whether before or after condemnation proceedings are instituted, and all rights of action and claims for damages thereon shall inure solely to the benefit of the Lessor. Lessee shall have the right, however, to claim and recover from the condemning authority compensation for leasehold improvements and any loss to which Lessee may be put for Lessee's moving expenses, business interruption or taking of Lessee's personal property (not including Lessee's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Lessor. The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

          14. Indemnity Insurance.

          Upon the execution of this Lease, the Lessee shall, wholly at the expense of the Lessee, obtain, and thenceforth during said term of this Lease the Lessee constantly shall, wholly at the expense of the Lessee, maintain, indemnity insurance by means of which the Lessor shall at all times be insured and indemnified against any and all loss, liability and damage whatever for personal injury and property damage, or either, resulting from, or alleged to have resulted from, negligence or the condition or use of said demised premises or of any sidewalk or way adjacent to said demised premises, with policy limits in an amount not less than $250,000 for property damage and in an amount not less than $1,000,000 for personal injury (whether or not resulting in death) suffered by one person and $2,000,000 for personal injuries (whether or not resulting in death) suffered by more than one person in one occurrence. Each policy of such indemnity insurance so to be obtained and maintained by the Lessee, as aforesaid (and each renewal thereof), shall be executed by a good, safe and reliable insurance company, duly licensed to transact such insurance business in the State of California, as the insurer, and a certificate of insurance for each such policy of such indemnity insurance (and each renewal thereof) shall, forthwith upon the issuance thereof, be delivered by the Lessee to the Lessor to be held by the Lessor during the existence of this Lease.

          15. Holding Lessor Harmless.

          Independently of said obligation of the Lessee so to obtain and maintain said indemnity insurance, as aforesaid, the Lessee shall at all times save the Lessor harmless from, and keep the Lessor fully indemnified against, any and all such loss, liability and damage whatever on account of personal injury (whether or not resulting in death) and property damage, or either, resulting from, or alleged to have resulted from, any of, or all, the causes above mentioned, it being hereby specifically agreed that the Lessor shall not be liable for any personal injury or property damage suffered or occurring in, on or about said demised premises or the use by the Lessee of the sidewalks or ways adjacent thereto at any time, and that payment in satisfaction of each, or any, claim, demand or judgment arising out of each, or any, such personal injury or property damage shall be the obligation of the Lessee, and shall be made by the Lessee, wholly at the expense of the Lessee, and that the Lessee will defend, wholly at the expense of the Lessee, any and all actions, suits and proceedings instituted against the Lessor arising out of any and all such personal injury and property damage, or either, including without being limited to any and all attorneys' fees, court costs and incidental expenses incurred in such defense of the Lessor. The Lessor shall give to the Lessee notice in writing in the manner hereinafter provided for the giving of notice, of the service on the Lessor of summons, subpoena or process in any such action, suit or proceeding at least five (5) days prior to the return day of such summons, subpoena or process, unless service shall be made upon the Lessor within five
(5) days preceding the return day, in which latter event the Lessor shall give the Lessee immediate notice of such service.

          16. Assignment.

          Lessee shall not voluntarily assign or encumber its interest in this Lease or in the premises, or sublease all or any part of the premises, or allow any other person or entity (except Lessee's authorized representatives) to occupy or use all or any part of the premises, without first obtaining Lessor's written consent. Any assignment, encumbrance or sublease without Lessor's written consent shall be voidable and, at Lessor's election, shall constitute a default. No consent to any assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this paragraph. Lessor will not unreasonably withhold its consent. Notwithstanding the foregoing, the Lessor's consent shall not be required in the event of any assignment of the Lease or a subletting of all or a portion of the demised premises to a party which is a related entity of the Lessee. A "related entity" for purposes of this Lease shall include a parent corporation or company owning a majority of the voting shares in the Lessee, a successor corporation which shall have assumed and agreed to pay the obligation of the Lessee, an affiliated company or corporation, i.e., a company or corporation in which the majority voting interest is held by the same company or corporation holding a majority of the voting shares in the Lessee or a subsidiary of the Lessee, i.e., a corporation or company in which the Lessee owns a majority voting interest. Lessor hereby consents to a sublease by the Lessee of the "Cut stock" operation to Big Valley Lumber Company.

          17. Default or Breach and Remedies.

          If any rent reserved in this Lease is in arrears for ten (10) days after it is due and payable, or if the Lessee defaults in the performance of any other covenant or provision of this Lease and the default is not cured within thirty (30) days after written notice of the breach is given to the Lessee by the Lessor, provided, however, if such noncompliance cannot be cured within the 30-day period this provision shall be satisfied if Lessee commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible, time being of the essence of this Lease, or if the premises are abandoned, the Lessor may resume possession of the premises and dispossess all persons and the goods and chattels of any person, by force or otherwise, without being liable to prosecution therefor; and the Lessor may either terminate this Lease by giving written notice of the termination to the Lessee and recover from the Lessee all damages and costs incurred by the Lessor, including the expense of recovering possession, or the Lessor may refuse to terminate this Lease, put the premises in good order and repair, make alterations and repairs and relet any part or all of the premises for any part or all of the remainder of the term, or for a longer term, to a tenant or tenants satisfactory to the Lessor and at such rental or rentals as may seem adequate to the Lessor, all in the reasonable discretion of the Lessor. The Lessor shall receive the rentals from the premises and apply them, first, to the payment of the expenses of recovering possession and the rerenting of the premises, secondly to the payment of the expense incurred in putting the premises in good order and condition and making alterations and repairs to them, and then to the payment of the rent due under this Lease and to the cost of performing the other covenants of this Lease. The balance, if any, shall be paid to the Lessee, and the Lessee shall remain liable for any deficiency, which the Lessee agrees to pay monthly as it accrues. Notwithstanding any re-leasing without termination, the Lessor may, at any time, elect to terminate this Lease for the previous breach. Each of the remedies given to the Lessor is cumulative and the exercise of one remedy shall not impair the Lessor's right to any other remedy.

          18. Bankruptcy.

          If at any time during the term hereof proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file, or any creditor of the Lessee shall file, or any other person shall file any petition under Chapter X or Chapter XI of the Bankruptcy Act of the United States of America, as the same is now in force or may hereafter be amended, and same be judicially approved, or if a receiver of the business or assets of Lessee be appointed and such appointment is not vacated within ninety (90) days after notice thereof to Lessee, or the Lessee makes an assignment for the benefit of creditors, or any sheriff, marshal, constable or keeper takes possession thereof by virtue of any attachment or execution proceedings and offers same for sale publicly, and such attachment or execution proceedings are not vacated, bonded, released or satisfied within sixty (60) days from the date thereof, then Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately re-enter and take possession of the demised premises and terminate this Lease, with or without process of law, such process being expressly waived by Lessee. Upon such termination all installments of rent earned to the date of termination and unpaid shall at once become due and payable, and in addition thereto Lessor shall have all rights provided by the bankruptcy laws relative to the proof of claims for an anticipatory breach of an executory contract.

          19. Remedies Cumulative and Not Exclusive.

          No remedy herein conferred upon or reserved to lessor is intended to be exclusive of any other remedy herein or by law or equity provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

          20. Net Lease.

          This is a net lease, it being the intention of the parties hereto that Lessee shall pay as additional rent, without offset, all costs of insurance, maintenance, taxes and other charges that are assessed or levied against said premises, including without limitation the costs, taxes and charges set forth in this Lease. All taxes, charges, costs and expenses which Lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay the same as herein provided, all other damages, costs and expenses which Lessor may suffer or incur, and any and all other sums which may become due, by reason of any default of Lessee or failure on Lessee's part to comply with the covenants, agreements, terms and conditions of this Lease on Lessee's part to be performed, and each or any of them, shall be deemed to be additional rent and in the event of nonpayment Lessor shall have all the rights and remedies herein provided in the case of nonpayment of rent.

          21. Lessor's Entry on Premises.

          Lessor and its representatives shall have the right to enter and go upon the demised premises at all reasonable times to examine and inspect the same and for any other reasonable purpose.

          22. Covenant of Title, Authority and Quiet Possession.

          Lessor represents and warrants that Lessor has full right and lawful authority to enter into this Lease for the full term aforesaid, and that Lessor is lawfully seized of the entire premises hereby demised and has good fee simple title thereto, and Lessor covenants that if Lessee shall discharge the obligations herein set forth to be performed by Lessee, Lessee shall have and enjoy during the term hereof the quiet and undisturbed possession of the demised premises.

          23. Surrender.

          At the expiration or earlier termination of this Lease, Lessee shall surrender to Lessor the demised premises in good condition and repair, allowance being made for ordinary wear and tear and damage by casualty alone excepted.

          24. Holding Over.

          If Lessee shall hold over with the consent of the Lessor after the expiration of the term of this Lease or any extension thereof, such tenancy shall be from month to month only and upon all of the terms, covenants and conditions hereof.

          25. Attorneys' Fees.

          If suit or action is instituted by either the Lessee or the Lessor to enforce any provisions of this Lease or any rights granted to either hereunder or hereby, the prevailing party may recover therein, or in any appeal thereof, as attorneys' fees such sum as the court may adjudge reasonable, in addition to costs and disbursements allowed.

          26. Waiver.

          The waiver by the Lessor of a default or breach made by the Lessee in respect of any term, covenant, provision or condition contained in this Lease shall not operate as a waiver of any subsequent default or breach made by the Lessee in respect of the same, or any other, term, covenant, provision or condition contained in this Lease.

          27. Notices.

          All notices herein required or permitted to be given to or served upon either party shall be in writing. Any such notice shall be sufficiently given or served if served personally on the person to whom written notice is to be given or if sent by registered or certified mail addressed to such person at the address set forth below as follows:

          In the case of a notice to Lessor:
               P. 0. Box 1088
               Roseburg, Oregon 97470
          In the case of a notice to Lessee:
               601 Oregon Street
               Oshkosh, Wisconsin 54903-2446

Either party may at any time change the place of giving notice by giving written notice to the other in the manner above set forth.

          28. Captions.

          Paragraph captions in this Lease are used for convenience and reference, only, and the words contained therein in no way shall be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the terms, covenants, provisions or conditions contained in this Lease.

          29.  Successors and Assigns.

          The terms, covenants, provisions and conditions contained in this Lease shall inure to the benefit of, and shall be binding upon, not only the Lessor and the Lessee, respectively, but, also, their respective successors in interest and assigns to the extent permitted.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year in this Lease first above written.

ROSEBURG FOREST PRODUCTS CO.       MPL ACQUISITION CORPORATION
By:  Frank H. Spears               By:  Michael Lupo
     Assistant Secretary                Vice President
               LESSOR                        LESSEE

STATE OF OREGON,    )
                    )
County of Multnomah )

     On this 6th day of March, 1986, before me appeared FRANK H. SPEARS, to me personally known, who, being duly sworn, did say that he is the Assistant Secretary of ROSEBURG FOREST PRODUCTS CO., the within-named corporation, and that the said instrument was signed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, this, the day and year first in this, my certificate, written.

                              Mabelle F. Conn
                              Notary Public for Oregon
                              My commission expires: May 20, 1986

STATE OF California
County of Shasta

On this 7th day of March, 1986, before me appeared Michael Lupo to me personally known, who, being duly sworn, did say that he is the Vice President of MPL ACQUISITION CORPORATION, the withinnamed corporation, and that the said instrument was signed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, this, the day and year first in this, my certificate, written.

                         Viola M Bever
                         Notary Public for
                         My commission expires:

[Notary Seal

Official Seal

Viola M. Bever
Notary Public-California
Principal Office in Shasta County
My Commission Expires July 8, 1988]                                    Exhibit A

[Map of property described as "Existing Buildings on North Davis Street, Weed, California.]